UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2025, the Board of Directors of Lantheus Holdings, Inc. (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Amended and Restated Bylaws (i) add procedural and disclosure requirements for stockholders calling special meetings of stockholders, (ii) update procedures and rules relating to stockholder meetings, (iii) revise procedural mechanics and disclosure requirements applicable to stockholder nominations of directors, submissions of proposals regarding other business at stockholder meetings, proxy access and general director eligibility, (iv) provide that the authorized number of directors is automatically reduced upon any vacancy on the Board of Directors of the Company to eliminate such vacancy, (v) make certain changes to conform to recent amendments to the Delaware General Corporation Law and (vi) make certain other ministerial changes.

This description of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 1, 2025. Set forth below is a brief description of each matter submitted to a vote of the Company’s stockholders at the Annual Meeting and the final voting results for each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 21, 2025.

Proposal 1 – Election of Directors

Each of the following nominees for Class I director was elected by the Company’s stockholders to serve a three-year term expiring at 2028 Annual Meeting of Stockholders based on the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mary Anne Heino	54,279,288.86	6,466,902.18	35,424	3,910,309
Dr. Gérard Ber	57,213,631.86	3,531,659.18	36,324	3,910,309
Julie Eastland	56,063,803.86	4,678,328.18	39,483	3,910,309
Samuel Leno	41,497,552.86	19,245,001.18	39,061	3,910,309

Proposal 2 – Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers

The approval, on an advisory basis, of the compensation paid to the Company’s named executive officers was approved by the Company’s stockholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,776,739.23	2,835,657.28	169,218.53	3,910,309

Proposal 3 – Ratification of Appointment of Deloitte & Touche LLP

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the Company’s stockholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,158,082.04	496,039	37,803	0

Proposal 4 – Approve the stockholder proposal regarding the declassification of the Company’s Board of Directors.

The stockholder proposal regarding the declassification of the Company’s Board of Directors was approved on an advisory basis by the Company’s stockholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,250,670.33	703,194.16	713,510.55	4,024,549

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.2*	Amended and Restated Bylaws of Lantheus Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel Niedzwiecki
Name:	Daniel Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: May 5, 2025